LICENSE AGREEMENT BETWEEN
              BURST.COM, INC. & EAGLE WIRELESS INTERNATIONAL, INC.


     This Agreement, entered into this 30th day of January 2001, is between Burst.Com, Inc. ("Burst"), a Delaware corporation with its principal place of business at 500 Sansome Street, Suite 500, San Francisco, CA 94111, and Eagle Wireless International, Inc. ("Eagle"), a Texas corporation with its principal place of business at 101 Courageous Drive, League City, Texas 77573.

     WHEREAS, Burst is the developer and owner of the Burstware(R) software program, which enables "Faster-Than-Real-Time(R)" delivery of full-motion video and CD-quality audio over networks;

     WHEREAS, Eagle is a manufacturer of digital set top boxes and also provides fiber to the home broadband services to gated residential communities. Eagle desires to acquire an exclusive license with respect to use of Burstware in providing broadband services to gated residential communities, including multi-dwelling units (i.e., apartment complexes); and hospitality venues (i.e., hotel and motel complexes) and a non-exclusive license with respect to the use of Burstware in all other fields of use.

     WHEREAS, Burst is willing to grant and Eagle is willing to accept a license under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   DEFINITIONS

     When used in this Agreement:

     "Affiliate" means with respect to each party any legal entity that directly or indirectly controls, is controlled by, or is under common control with the party, but only for so long as such control continues. For purposes of this definition, "control" means the power, whether or not normally exercised, to direct the management and affairs of an entity. No entity shall be deemed to control a party unless such entity owns directly or indirectly fifty-one percent (51%) or more of its voting shares.

     "Broadband services" means broadband service connections that take the form of Digital Subscriber Lines (DSL), cable modems, wireless/fixed-wireless systems, ISDN, T1, or T3 services. Broadband services can be offered by telephone companies, cable operators and independent service providers.

     "Burstware Conductor(TM)" means the computer program included among the Licensed Software that is designed to operate on a single computing device and that manages the distribution of audio and/or video content from one or more hardware servers on which the

Burstware Server software has been installed to Burstware Players installed on client computers. Each Burstware Conductor requires a Burstware License Key configured for the host name or IP address of the computer on which the Burstware Conductor is installed.

     "Burstware License Key" means the unique, encrypted software program provided by Burst (only upon payment of the applicable license fees) that is designed to prevent use of the Licensed Software beyond the scope of the license paid for by Eagle by limiting, as appropriate, and in addition to other limits, the number of Concurrent Burstware Player Connections, the amount of Managed Bandwidth, and the number of Burstware Servers that the Burstware Conductor can manage.

     "Burstware Player(TM)" means the computer program included among the Licensed Software that operates on a single-user client computer, permitting that computer to receive and play audio and/or video content delivered by the Burstware Server software.

     "Burstware Server(TM)" means the computer program included among the Licensed Software that stores audio and/or video content and delivers it to client computers for viewing with the Burstware Player.

     "Concurrent Burstware Player Connections" means the number of simultaneous connections between Burstware Players installed on client computers and Burstware Servers installed on hardware servers that the Burstware License Key enables the Burstware Conductor to manage simultaneously.

     "Documentation" means all materials in written, computer readable or other form containing information about the Licensed Software that accompany the Licensed Software, or that Burst may deliver to Eagle during the term of this Agreement for use in the marketing and distribution of the Licensed Software and for distribution to End Users.

     "Eagle" means "Eagle Wireless International, Inc." and its Affiliates.

     "Intellectual Property Rights" means all intellectual property rights under the laws of the United States, any of its states or territories and any other nation, including without limitation all patent rights, copyrights, trade secrets, trademarks, trade names and other proprietary rights.

     "Licensed Software" means Burst's Burstware Conductor, Burstware Server and Burstware Player (collectively "Burstware") computer. Licensed Software does include any modifications or additions to the Licensed Software, including without limitation, any new versions, updates, or enhancements created or procured by Burst after the Effective Date of this Agreement.

     "Licensed Territory" means the United States and its territories and possessions.

     "Managed Bandwidth" means the total bandwidth, measured in megabits per second, used by the Burstware Server software to deliver audio and/or video content to Burstware Players.

     "Merger or Sale" shall mean a merger, acquisition or consolidation of either party with, into or by any other corporation or corporations, or a sale of all or substantially all of the assets of such party, resulting in the stockholders of such party immediately prior to such transaction holding less than a majority of the outstanding voting equity securities of the surviving corporation in such merger, consolidation, acquisition or sale of assets reorganization (other than a bona fide equity financing resulting in proceeds to such party's capital accounts).

     "Program Error" means a program defect or "bug" sufficiently material that it results in a version of the Licensed Software, in the form delivered by Burst to Eagle, at the time it is delivered by Burst to Eagle, failing to substantially conform to the Documentation for that version. A respect in which the Licensed Software fails to substantially conform to the Documentation shall not be considered a Program Error unless Burst is able to replicate it on a computer system already in its possession or on a computer system supplied to Burst by Eagle.

     "Trademarks" means the trademarks listed in Exhibit B, which Burst may amend at any time upon thirty (30) days prior written notice to Eagle.


1.   LICENSED SOFTWARE

Burstware. The Burstware software to be licensed to Eagle under this Agreement shall be a version 2.0 and all subsequent future releases during the license period of Burst's general release software.


2.   GRANT OF LICENSE

     2.1 Terms and Conditions. On the terms and conditions of this Agreement, and upon payment of all applicable license fees, Burst grants to Eagle a non-exclusive (except as set forth in Section 2.3 below), non-transferable license to: (a) install and use Burstware in machine-readable, object code form only in the configuration and to the scope identified in and enabled by the Burstware License Key(s) provided by Burst; and (b) to deploy Eagle's Burstware License across multiple servers and locations.

     2.2 Effective Date. The term of the license will commence upon the earlier of (i) Eagle's first commercial deployment of the Burstware software, or (ii) January 1, 2002.

     2.3 Exclusive Period. For a period of two (2) years from the effective date of this Agreement, Eagle will be granted a license that provides for exclusivity in the field-of-use: for fiber and wireless to the home market for broadband services to gated residential communities, including multi-dwelling units (i.e., apartment complexes); and hospitality venues (i.e., hotel and motel complexes). Except as expressly stated in this section, the license and rights granted under this Agreement are non-exclusive, and nothing in this Agreement shall be construed as granting to Eagle any exclusive rights with respect to any other field of use.

     2.4 Exclusivity Carve-Out. All existing customers with licenses covering the field-of-use identified in paragraph 2.3 are grandfathered. Any parties with whom Burst is currently in negotiations for purposes of licensing, merger, acquisition, or an asset sale as of January 31, 2001 are also grandfathered and covered by the language of this exemption.

     2.5 Extension of Exclusive Period. Eagle shall be entitled at its option to extend the Exclusive Period for an additional twelve (12) months on the same terms and conditions, provided Eagle purchases at least an additional $200,000 of client licenses during the initial 24-month term.

     2.6  Licensed  Territory.   The  United  States  and  its  territories  and
possessions.

     2.7 License Fees. The initial Burstware license term of 12 months will be extended to 24 months. In consideration of the extended license term granted herein, Eagle will prepay to Burst a non-refundable and non-creditable license fee of $250,000.

     2.8 Form of Payment. The initial license fee will be paid in the form of 130,000 shares of "free trading" common stock of Clearworks.net, Inc., an American Stock Exchange company with ticker symbol "CLW." Said common stock will convert to 104,600 shares of freely tradable Eagle stock on January 31, 2001, the closing date of the acquisition of Clearworks by Eagle. Said stock transfer and merger transaction are defined more fully in the Securities Purchase Agreement dated January 30, 2001 and attached as Exhibit A. 1.7 Payment. Software fees under the initial license term shall be due and payable on the date of the signing of this Agreement in Clearworks common stock and converted into Eagle common stock as described in Exhibit A. Additional client license fees shall be paid in cash due within thirty (30) days following the date upon which the key is delivered.

     2.10 Annual Renewal. Upon expiration of the initial 24-month term, the license will be renewable annually for a fee equal to 30% of the initial cost of the client licenses being renewed.

     2.11 Waiver of Annual Renewal. In the event of a Burst merger or asset sale prior to the end of Eagle's 144 holding period or the effective date of an S-1 registration of Burst common stock (stock received in exchange for an investment in Burst, see, attached Exhibit A), Eagle's Burst shares will be, at Eagle's option, liquidated for a value equal to the value received by owners of freely-tradable Burst common stock. If the liquidation value of Burst stock is less than $0.50, Eagle's Burst license will be extended an additional (12) months at no additional cost to Eagle.

     2.12 Renewal of License Upon Acquisition of Burst.Com. If Burst or its assets are acquired during the term of Eagle's software license, and if Burstware technology is subsequently embodied in a new software package marketed by the acquiring company, Eagle will be accorded a license to the new software under terms substantially similar to the terms of the initial Burstware license at no additional cost to Eagle.

     2.13 Documentation. Burst grants to Eagle a non-exclusive license to use the Documentation in connection with Eagle's use of the Licensed Software.

     2.14 Limitation on Use. Eagle understands and acknowledges that use of the Licensed Software is controlled by the Burstware License Key. Eagle may not use the Licensed Software beyond the scope enabled by the Burstware License Key provided by Burst to Eagle upon payment of the applicable license fee. The Licensed Software functions as three separate programs, the Burstware Conductor, Burstware Server, and Burstware Player, that operates cooperatively. Eagle may install and use only the number of copies of the Burstware Conductor and Burstware Server software specifically enabled by the Burstware License Key provided to Eagle by Burst. Eagle may install an unlimited number of copies of the Burstware Player software for use by Eagle, provided Eagle does not receive any direct payment for doing so, but may simultaneously use only the number of copies of the Burstware Player specifically enabled by the Burstware License Key provided to Eagle by Burst. Eagle may not modify or alter the Licensed Software or Burstware License Key to increase the scope of its use of the Licensed Software. Further, Eagle may not use any device, process or computer program that increases, directly or indirectly, the scope of use of the Licensed Software enabled by the Burstware License Key provided to Eagle by Burst. If Eagle wishes to increase the scope of its licensed use of the Licensed Software, Eagle must purchase an additional Burstware License Key from Burst.

     2.15 Back-Up Copies. Eagle may make one copy of the Licensed Software solely for the back-up or archival purposes, provided that such copy must contain all proprietary notices affixed to or appearing in the original copy.

     2.16 Sun Microsystems Java(TM) Runtime Environment Provisions. Eagle may not modify the Java Platform Interface ("JPI", identified as classes contained with the "java" package or any sub packages of the "java" package), by creating additional classes within the JPI or otherwise causing the addition to or modification of the classes in the JPI. In the event that Eagle creates any Java-related API and distributes such API to others for application development, Eagle must promptly publish broadly, an accurate specification for such API for free use by all developers of Java-based software.

     2.17 Hazardous Environments. The Licensed Software is not designed or intended for use in online control equipment in environments requiring fail-safe performance, such as the operation of nuclear facilities, aircraft communication or control systems or life support systems, in which software failure could lead to personal injury or severe property or environmental damage. Eagle warrants that it will not use or allow the use of the Licensed Software for such purposes

     2.18 Notification of Errors. In the event that Eagle discovers any errors, bugs or other irregularity in the Licensed Software, Eagle shall promptly notify Burst of each such error, bug or irregularity. For the one (1) year period following the Effective Date, Burst will provide Eagle with all bug fixes and error corrections that may be developed by Burst for the Licensed Software.

3.   PRICING and TAXES

     3.1 Pricing. The prices payable by Eagle to Burst on a per client basis for the initial software license will be an amount equal to $25.00 per client up to 10,000 clients.

     3.2 Additional Client Pricing. Additional clients may be added for the lower of (i) the lowest pricing Burst offers any customer, or (ii) the following:


          --------------------------------- ------------------------------------
                Additional Clients                   Price Per Client
          --------------------------------- ------------------------------------
                  10,000 - 15,000                         $20.00
          --------------------------------- ------------------------------------
                  15,000 - 20,000                         $15.00
          --------------------------------- ------------------------------------
                  20,000 - 25,000                         $10.00
          --------------------------------- ------------------------------------
                     25,000 +                              $5.00
          --------------------------------- ------------------------------------

     3.3 Taxes. With the sole exception of taxes based on Burst's net income, Eagle shall pay all sales, use, excise, value added or other taxes that may arise out of Eagle's installation or use of the Licensed Software.

4.   OWNERSHIP AND USE RESTRICTIONS

     4.1 Ownership. Eagle acknowledges that the Licensed Software, all enhancements, corrections and modifications to the Licensed Software, all copyrights, patents, trade secrets, or trademarks or other intellectual property rights protecting or pertaining to any aspect of the Licensed Software (or any enhancements, corrections or modifications) and the Documentation, are and shall remain the sole and exclusive property of Burst and, where applicable, Burst's suppliers. This Agreement does not convey title or ownership to Eagle, but instead gives Eagle only the limited rights set forth in Sections 1 and 2. Burst reserves all rights not expressly granted by this Agreement.

     4.2 Joint Ownership. Subject to negotiation and reasonable business and legal consideration, Burst and Eagle agree to jointly file patent applications covering inventions embodying intellectual property and know-how of the two companies that may result from Eagle's development of unique applications of the Licensed Software.

     4.3 Software Development or Customization. Burst agrees to use its best efforts to accommodate all Eagle requests for custom enhancements to Burstware, provided that Eagle shall be responsible for all costs incurred by Burst in making the modifications. Such work is to be billed at Burst's actual cost plus 30%.

     4.4 Restrictions. Except as expressly authorized in this Agreement, Eagle may not: (i) use, make, sublicense, rent, lease, sell, display, distribute or copy originals or copies of the Licensed Software, or to permit anyone else to do so; (ii) modify, create derivative works of, reverse engineer, unencrypt, decompile, disassemble or otherwise translate the Licensed Software or allow anyone else to do so (except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation); (iii) remove any patent, copyright or trademark or other intellectual property notices that may appear on any part of the Licensed Software or the documentation; and
(iv) assign or transfer its rights under this Agreement or its rights to the Licensed Software without the prior written consent of Burst.

Upon any such transfer or assignment, Eagle must transfer all copies of the Licensed Software and assignee must agree in writing to all the terms of this Agreement.

     4.5 Transfer. Neither party may assign or transfer its rights under this Agreement or its rights to the Licensed Software without the prior written consent of the other party. Upon any such transfer or assignment on the part of Eagle, Eagle must transfer all copies of the Licensed Software and Documentation and assignee must agree in writing to all the terms of this Agreement. Upon any such transfer or assignment on the part of Burst, the Transferee shall honor all the terms of this Agreement. Notwithstanding the foregoing, each party may transfer its rights under this Agreement without the consent of the other party in connection with a Sale or change of control of such party; provided however, that the acquiring party shall be bound by the terms of this Agreement.

     4.6 Proprietary Notices. Eagle shall not remove any patent, copyright or trademark or other intellectual property notices that may appear on any part of the Licensed Software or the Documentation.

     4.7 Trade Secrets. Eagle acknowledges that the Licensed Software, in its source code form, contains valuable trade secrets belonging to Burst. Eagle may not reverse engineer, unencrypt, decompile, disassemble or otherwise translate the Licensed Software or allow anyone else to do so.

     4.8 Audit Rights. Eagle authorizes Burst or its designee to audit its compliance with this Agreement, as Burst deems reasonable.

     4.9 Notice to Employees and Agents. Eagle will use commercially reasonable efforts to inform its employees, agents and others using the Licensed Software under this Agreement that it may not be used, copied or transferred in violation of this Agreement.

     4.10 Irreparable Harm. Eagle acknowledges that money damages may not be an adequate remedy for any breach or violation of any requirement set forth in
Section 4 of this  Agreement  and that any such  breach or  violation  may leave
Burst without an adequate remedy at law. Eagle therefore agrees that, in addition to any other remedies available at law, in equity or under this Agreement, Burst shall be entitled to obtain temporary, preliminary and permanent injunctive relief, without bond, from a court of competent jurisdiction to restrain any such breach or violation.

5.   MAINTENANCE AND SUPPORT

Except as set forth in this Agreement, Eagle is not entitled to any maintenance or support for the Licensed Software or any upgrades or enhancements under this Agreement.

6.   LIMITED WARRANTY

     6.1 Ownership. Burst warrants that it owns or has the right and authority to license the Licensed Software or Documentation to Eagle on the terms and conditions of this Agreement.

     6.2 Media and Documentation. Burst warrants that if the Licensed Software's media or Documentation is in a damaged or physically defective condition at the time it is delivered to Eagle, and if it is returned to Burst (postage prepaid) within ninety (90) days of delivery, Burst will provide Eagle with replacements at no charge.

     6.3 Licensed Software. Burst warrants that, in the form delivered to Eagle by Burst, the Licensed Software shall perform substantially in accordance with the Documentation for ninety (90) days after delivery to Eagle. Burst's warranty is conditioned upon: (a) the use of the Licensed Software in accordance with the Documentation and other instructions provided by Burst and shall be null and void if Eagle alters or modifies the Licensed Software without Burst's prior written approval, does not use the Licensed Software in accordance with the Documentation and Burst's instructions, or if the Licensed Software fails because of any accident, abuse or misapplication; and (b) Eagle notifying Burst in writing of the claimed nonconformity within ninety (90) days after delivery of the Licensed Software to Eagle. As Burst's sole liability and Eagle's sole remedy respecting the Licensed Software's nonconformance with the limited warranty set forth in this Section 6.3, Burst may at its option: (i) use reasonable efforts to correct the Licensed Software to make it conform substantially with the specifications set forth in the Documentation; (ii) replace the Licensed Software; or (iii) upon return of the Licensed Software and Documentation to Burst, refund the license fees paid by Eagle under this Agreement and terminate this Agreement. BURST DOES NOT REPRESENT OR WARRANT THAT THE LICENSED SOFTWARE WILL OPERATE PROPERLY WITH OTHER HARDWARE OR SOFTWARE, THAT THE LICENSED SOFTWARE WILL MEET EAGLE'S REQUIREMENTS OR EXPECTATIONS, OR THAT OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE.

7.   NO OTHER WARRANTY

     EXCEPT AS SET FORTH IN SECTION 6, BURST IS PROVIDING THE LICENSED SOFTWARE AND THE DOCUMENTATION "AS IS," AND, TO THE MAXIMUM EXTENT PERMITTED BY
APPLICABLE LAW, BURST SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS (WHETHER EXPRESS, IMPLIED OR STATUTORY, OR ORAL OR WRITTEN) WITH RESPECT TO THE LICENSED SOFTWARE OR DOCUMENTATION INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT BURST KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) OR CONDITIONS OF TITLE OR NONINFRINGEMENT WHETHER ALLEGED TO ARISE BY OPERATION OF LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING. BURST ALSO EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN EAGLE. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE/JURISDICTION TO STATE/JURISDICTION.

8.   LIMITATION OF LIABILITY

     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE CUMULATIVE LIABILITY OF BURST FOR ALL CLAIMS OF ANY NATURE RELATED TO THE LICENSED SOFTWARE OR DOCUMENTATION OR OTHERWISE ARISING FROM THIS AGREEMENT, INCLUDING ANY CAUSE OF ACTION BASED ON WARRANTY, CONTRACT, TORT, STRICT LIABILITY PATENT OR COPYRIGHT INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY, SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL LICENSE FEES THAT EAGLE HAS ACTUALLY PAID UNDER THIS AGREEMENT. NEITHER BURST NOR ANY OF ITS RESELLERS, SUPPLIERS OR LICENSORS SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OR FOR ANY LOSS OF PROFITS, LOSS OF SAVINGS, LOSS OF DATA OR LOSS OF USER DAMAGES ARISING OUT OF THIS AGREEMENT OR THE USE (OR INABILITY TO USE) THE LICENSED SOFTWARE EVEN IF BURST OR RESELLER, SUPPLIER OR LICENSOR HAS BEEN AWARE OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE. IN NO EVENT WILL BURST BE LIABLE FOR ANY CLAIM BROUGHT MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION AROSE OR SHOULD HAVE BEEN DISCOVERED. BECAUSE SOME STATES DO NOT ALLOW THE
EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY. BECAUSE SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU.

9.   TERMINATION

     Without prejudice to any other rights it may have under this Agreement or at law or equity, Burst may terminate this Agreement and return all license fees paid by Eagle if Eagle fails to comply with the terms of this Agreement. Upon termination of this Agreement for any reason, Eagle will immediately discontinue use of the Licensed Software, destroy or return to Burst all copies of the Licensed Software and Documentation in whatever form they exist, including all back-up copies, and certify in writing to Burst that all copies have been destroyed. Manufacturer/contractor is Burst.Com, Inc., 500 Sansome Street, Suite 500, San Francisco, California 94111.

10.  INDEMNIFICATION

     The Licensed Software is intended for use only with properly licensed media, content, and content creation tools. It is Eagle's responsibility to ascertain whether any copyright, patent or other licenses are necessary and to obtain any such licenses to create, encode and/or transmit such media and content. Eagle agrees to create, encode and/or transmit only those materials for which it has the necessary patent, copyright or other permissions, licenses and/or clearances. Eagle agrees to hold harmless, indemnify and defend Burst, its officers, directors and employees, from and against any losses, damages, fines and expenses (including attorneys' fees and costs) arising out of or relating to any claims that Eagle has encoded, compressed, copied or transmitted any materials (other than materials provided by Burst) in connection with the Licensed Software in violation of another party's rights or in violation of any law.

11.  CONFIDENTIALITY

     11.1 Eagle Confidentiality Obligations. Eagle shall maintain the confidentiality of any confidential information regarding the Licensed Software, Burst, or Burst's past, present or future products, business plans or strategies. Information shall be deemed confidential only if it is marked "confidential" in writing or if it is expressly identified as "confidential" orally. Eagle shall indemnify Burst for any loss or damage Burst may sustain as a result of the wrongful use or disclosure by Eagle (or any employee, agent, Eagle, or contractor of Eagle) of confidential information regarding the Burstware Software, Burst, or Burst's past, present or future products.

     11.2 Burst Confidentiality Obligations. Burst shall maintain the confidentiality of any confidential information regarding Eagle, or Eagle's past, present or future products, business plans or strategies. Information shall be deemed confidential only if it is marked "confidential" in writing or if it is expressly identified as "confidential" orally. Burst shall indemnify Eagle for any loss or damage Eagle may sustain as a result of the wrongful use or disclosure by Burst (or any employee, agent, Eagle, or contractor of Burst) of confidential information regarding Eagle's past, present or future products.

     11.3 Exceptions. The obligations set forth in Sections 11.1 and 11.2 shall not apply with respect to any Confidential Information that (a) is or becomes publicly known under circumstances involving no breach of the terms of Sections
11.1 or 11.2; (b) is generally disclosed to third parties by the owner of such Confidential Information without restrictions on its use or disclosure; (c) is independently developed by the party to whom it was disclosed; or (d) is approved for use or disclosure in writing by the owner of such Confidential Information.

     11.4 Agreement is Confidential. This Agreement is strictly confidential. Neither party shall disclose any of the terms of this Agreement to any third party without the prior written consent of the other, except as may be necessary to comply with applicable law. If either party intends to disclose any of the terms of this Agreement, it shall provide the other with ten (10) days prior written notice of the intended disclosure. Neither party's consent to a proposed disclosure shall be unreasonably withheld.

12.  GENERAL TERMS

     12.1 Export Regulations. Eagle agrees to comply strictly with all export laws and restrictions or regulations of the United States or foreign agency or authority, and not to export, or allow the export or re-export of the Licensed Software or any technical data in violation of any such restriction, law or regulation, without all necessary approvals.

     12.2 U.S. Government Restrictions. The Licensed Software and documentation are provided with RESTRICTED RIGHTS. The use, duplication or disclosure by the United States Government of the Licensed Software is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARS 252.227-7013(c)(1)(ii) and FAR 52.227-19(c), or any successor clauses. Manufacturer/contractor is Burst.Com, Inc., 500 Sansome Street, Suite 500, San Francisco, California 94111.



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

     12.3 Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States without reference to conflicts of laws principles. Eagle consents to the exclusive jurisdiction and venue of the federal and state courts in San Francisco County, California for resolution of any disputes concerning this Agreement. This Agreement will not be governed by the United Nations Convention of contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

     12.4 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the losing party its reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     12.5 Assignment. Eagle may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Burst, which Burst shall not withhold unreasonably. Burst may assign or delegate its obligations under this Agreement as part of a sale or transfer of a substantial portion of its business to which this Agreement relates.

     12.6 Complete Understanding. This Agreement, and any accompanying Burst Order Form(s) accepted by Burst constitutes the entire agreement between the parties with respect to its subject matter and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding its subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by duly authorized representatives of both Burst and Eagle. The acceptance of any purchase order placed by Eagle is expressly made conditional on Eagle's consent to the terms set forth in this Agreement, and not those in the purchase order form, and Eagle agrees that any such conditional or different terms are void.

     12.7 Absence of Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person other than Burst and Eagle any rights, remedies or other benefits under or by reason of this Agreement.

     12.8 Disclaimer of Agency. Burst and Eagle each acknowledges that the parties to this Agreement are independent. Neither party is authorized or empowered to act as agent or legal representative for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other and nothing herein shall be construed as creating a partnership or joint venture.

     12.9   Construction.   This  Agreement  was  executed   after   arms-length
negotiations between the parties, and its terms are not to be construed against either party.

     12.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     12.11 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or any other available right or remedy.

     12.12 Headings. The section headings used in this Agreement are intended for convenience only and shall not be deemed to modify, limit or supersede any provision.

     12.13 Severability. In the event that any provision of this Agreement is found to be invalid, illegal or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.


BURST, INC.                          EAGLE WIRELESS INTERNATIONAL, INC.

By:             /s/                  By:            /s/
        ------------------------            ----------------------------------

         Douglas Glen                         Dr. H. Dean Cubley
       -------------------------            ----------------------------------
         (Print Name)                         (Print Name)

Title:   President and CEO           Title:   President and CEO
       -------------------------            ----------------------------------

Date: January 30, 2001                Date: January 30, 2001

                                    EXHIBIT A



                          SECURITIES PURCHASE AGREEMENT

                                    EXHIBIT B



                           BURST.COM, INC. TRADEMARKS



                  Burstaid(TM)
                  BURSTCAST(TM)
                  burst.com(TM)
                  burst.com & Design(TM)
                  Burst Enabled(TM)
                  Burst Hosting(TM)
                  BURSTTV(TM)
                  Burstware(R)
                  Burstware & Design(TM)
                  Burstware Bridge(TM)
                  Burstware Conductor(TM)
                  Burstware Player(TM)
                  Burstware Server(TM)
                  Empowered by Burstware(TM)
                  "Faster Than Real Time"(R)
                  Instant Video(R)
                  True Edge(TM)
                  True Edge Media
                  Hosting(TM) True Edge Media Server(TM)
                  "Why Stream When You Can Burst?"(TM)



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